Ex-99.B13


                         INVESTMENT REPRESENTATION

     The undersigned, as initial investor in shares of beneficial interest of PDC&J Preservation Fund, an Ohio business trust (the "Fund"), hereby represents and warrants to the Fund that:

      a) I have on this date paid the Fund, in cash, $50,000 and have become the record and beneficial owner of 5,000 shares of beneficial interest (the "Shares") of the Fund;

      b) The purchase of the Shares has been made for investment purposes and not for the resale or other distribution thereof and not in anticipation of the redemption thereof;

      c) The Shares shall not be resold or distributed to any third party in the absence of an exemption from registration of such resale or distribution from the registration provisions of the Securities Act of 1933;

      d) Without the written approval of a majority of the outstanding voting securities of the Fund the undersigned shall not submit to the Fund a written request to redeem all or any part of the Shares, nor shall there be any such redemption, if as a direct and proximate result thereof (i) the total assets of the Fund shall be reduced below $100,000, or (ii) the Fund shall become disqualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1954; and

      e) The provisions hereof shall be binding on any of my executors, administrators, successors and assigns and shall bind any other successor or owner of the Shares.



Dated:       4/2  , 1983           /S/ JAMES J. HOWARD, TRUSTEE
      -------------------          --------------------------------
                                       Emergency Medicine Specialists
                                       Pension & Profit Sharing Plan

                         INVESTMENT REPRESENTATION

     The undersigned, as initial investor in shares of beneficial interest of PDC&J Preservation Fund, an Ohio business trust (the "Fund"), hereby represents and warrants to the Fund that:

      a) I have on this date paid the Fund, in cash, $50,000 and have become the record and beneficial owner of 5,000 shares of beneficial interest (the "Shares") of the Fund;

      b) The purchase of the Shares has been made for investment purposes and not for the resale or other distribution thereof and not in anticipation of the redemption thereof;

      c) The Shares shall not be resold or distributed to any third party in the absence of an exemption from registration of such resale or distribution from the registration provisions of the Securities Act of 1933;

      d) Without the written approval of a majority of the outstanding voting securities of the Fund the undersigned shall not submit to the Fund a written request to redeem all or any part of the Shares, nor shall there be any such redemption, if as a direct and proximate result thereof (i) the total assets of the Fund shall be reduced below $100,000, or (ii) the Fund shall become disqualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1954; and

      e) The provisions hereof shall be binding on any of my executors, administrators, successors and assigns and shall bind any other successor or owner of the Shares.



Dated:  APRIL 1  , 1983           /S/ JAMES M. JOHNSON
       -----------------         --------------------------------



                         CONSENT AND AUTHORIZATION

     The undersigned shareholder of PDC&J Preservation Fund (the "Fund") hereby consents to, authorizes and approves the Distribution Expense Plan of the Fund attached hereto.


     Date: APRIL 1, 1985
           -------------

                              /S/ JAMES M. JOHNSON
                              ---------------------


                         CONSENT AND AUTHORIZATION

     The undersigned shareholder of PDC&J Preservation Fund (the "Fund") hereby consents to, authorizes and approves the Distribution Expense Plan of the Fund attached hereto.


     Date: 4/2/85
           --------------

                              /S/ JAMES J. HOWARD
                              -----------------------